Exhibit 31.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER PURSUANT TO RULE 13a-14(a) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

I, Ralph E. Coffman, Jr., Interim Acting Chief Executive Officer of First Security Group, Inc., certify that:

1.	I have reviewed this report on Form 10-K of First Security Group, Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2011

/s/ Ralph E. Coffman, Jr.
Ralph E. Coffman, Jr.
Acting Interim Chief Executive Officer